Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-162327 of (1) our report dated March 2, 2009 (May 20, 2009 as to the effects of the retrospective adoption of SFAS 160) relating to the consolidated financial statements of Energy Future Holdings Corp. (“EFH Corp.”) (which report expresses an unqualified opinion and includes an explanatory paragraph related to EFH Corp. completing its merger with Texas Energy Future Merger Sub Corp and becoming a subsidiary of Texas Energy Future Holdings Limited Partnership on October 10, 2007, EFH Corp.’s adoption of the provisions of FASB Staff Position No. FIN 39-1, reclassification of results of its commodity hedging and trading activities on a retrospective basis and the adoption of SFAS 160 on a retrospective basis), (2) our report dated March 2, 2009 (November 4, 2009 as to Note 24) relating to the consolidated financial statements of Energy Future Competitive Holdings Company (“EFC Holdings”) (which report expresses an unqualified opinion and includes an explanatory paragraph related to EFH Corp. completing its merger with Texas Energy Future Merger Sub Corp on October 10, 2007), (3) our report dated September 2, 2009 relating to the consolidated financial statements of Energy Future Intermediate Holding Company LLC (“Intermediate Holding”) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to EFH Corp. completing its merger with Texas Energy Future Merger Sub Corp on October 10, 2007 and Intermediate Holding’s adoption of SFAS 160 on a retrospective basis) appearing in the Prospectus, which is part of such Registration Statement, and (4) our report dated October 5, 2009, relating to the financial statement schedule of Energy Future Intermediate Holding Company LLC appearing elsewhere in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 4, 2009